QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-140446) pertaining to the CTC Media, Inc. 1992 Stock Option Plan, 1997 Stock Option/Stock Issuance Plan, option to purchase 4,508,556 shares pursuant to a Non-Plan Stock Option Agreement and rights to acquire 6,217,600 shares pursuant to Share Appreciation rights Agreements and (Form S-8 No. 333-162899) pertaining to the CTC Media, Inc. 2009 Stock Incentive Plan, option to purchase 3,042,482 shares pursuant to a Non-Plan Stock Option Agreement of our reports dated March 1, 2010, with respect to the consolidated financial statements of CTC Media, Inc. and the effectiveness of internal control over financial reporting of CTC Media, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst&Young LLC
Moscow, Russia
March 1, 2010

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm